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                             CONTRACT SPECIFICATIONS

Contract Number:                        [XX-0123456]

Contract Date:                          [September 1, 2004]

Owner(s):                               [Abraham Lincoln]

Annuitant:                              [Abraham Lincoln]

Age Nearest Birthday at Issue:          [65]

[Joint Annuitant:                       [Mary Lincoln]]

[Age Nearest Birthday at Issue:         [65]]

Single Premium:                         [$150,000]

Initial Periodic Income Payment:        [$411.26]

[Initial Guaranteed Income Benefit:     [$205.63]]

Initial Periodic Income Payment Mode:   [Monthly]

Initial Periodic Income Payment Date:   [September 1, 2004]

Periodic Income Commencement Date:      [September 1, 2004]

Access Period:                          [15 Years]

Assumed Interest Rate:                  [3.00%]

[Guaranteed Income Benefit Option
The Initial Guaranteed Income Benefit is equal to the Guaranteed Income Benefit Percent shown below multiplied by the Initial Periodic Income Payment shown above.]

[Guaranteed Income Benefit Percent:     [75%]]

ALLOCATION REQUIREMENTS:

     Minimum Allocation to Any One Variable Subaccount: [$20]

     Minimum Allocation To Any Fixed Subaccount: [$2,000]

     Minimum Allocation To The DCA Fixed Account: [$2,000]

VARIABLE ACCOUNT:

     [Lincoln National Variable Annuity Account N]

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FIXED ACCOUNT:

     Minimum Guaranteed Interest Rate: [1.5%]

     INITIAL GUARANTEED PERIOD                  INITIAL GUARANTEED INTEREST RATE
      [1-Year Initial Guaranteed Period                    [1.50%]]
      [2-Year Initial Guaranteed Period                    [1.50%]]
      [3-Year Initial Guaranteed Period                    [1.50%]]
      [4-Year Initial Guaranteed Period                    [1.50%]]
      [5-Year Initial Guaranteed Period                    [1.50%]]
      [6-Year Initial Guaranteed Period                    [1.50%]]
      [7-Year Initial Guaranteed Period                    [1.50%]]
      [8-Year Initial Guaranteed Period                    [1.50%]]
      [9-Year Initial Guaranteed Period                    [1.50%]]
      [10-Year Initial Guaranteed Period                   [1.50%]]

DCA FIXED ACCOUNT:

     INITIAL GUARANTEED PERIOD                  INITIAL GUARANTEED INTEREST RATE
      [6 Months]                                           [1.50%]
      [12 Months]                                          [1.50%]

MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE:

     Death Benefit without Guaranteed Income Benefit Option:   [1.00%]

     [Death Benefit with Guaranteed Income Benefit Option:     [1.50%]]

TRANSFER REQUIREMENTS:

     Transfers cannot be made during the first 30 days.

     Lincoln National reserves the right to require a 30 day minimum time period between each transfer.

     Maximum Number of Transfers: 12 per Contract Year, excluding automatic DCA transfers. There will be no fee imposed for these 12 transfers. Transfers in excess of 12 per Contract Year must be authorized by Lincoln National. Lincoln National reserves the right to impose a fee for any transfer in excess of 12 per Contract Year. This fee will not exceed [$25].

     VARIABLE ACCOUNT:

          Minimum Single Transfer Amount From a Variable Subaccount: The lesser of 1) [$300]; or 2) the remaining amount in the Variable Subaccount.

          Minimum Transfer Amount To a Variable Subaccount: [$300]

     FIXED ACCOUNT:

          Minimum Single Transfer To A Fixed Subaccount: [$2,000]

          Minimum Single Transfer To The DCA Fixed Account: [$2,000]

          Minimum Single Transfer Amount From Any Fixed Account: The lesser of
          1) [$300]; or 2) the remaining amount in the Fixed Subaccount.

          Minimum Single Transfer Amount From The DCA Fixed Account: The lesser of 1) [$300]; or 2) the remaining amount in the DCA Fixed Account. This restriction does not apply to automatic DCA transfers.

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          Maximum Percentage Available For Transfer From Any Fixed Subaccount:
          For transfers on a date other than the Expiration Date of a Guaranteed Period, the sum of the percentages transferred from any Fixed Subaccount in any Contract Year, where the percentages are based upon the value of the Fixed Subaccount at the time of the current withdrawal, will be limited to 25% of the Value of the Fixed Subaccount. Such transfers will be subject to an Interest Adjustment as described in the Contract.

WITHDRAWAL AND SURRENDER REQUIREMENTS:

     Minimum Partial Withdrawal Amount: [$300]

PERIODIC INCOME PAYMENT REQUIREMENTS:

     Minimum Periodic Income Payment Amount: [$50]